                                                                     Exhibit 4.i

                                   $500,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                                   dated as of

                                December 21, 2001

                                      among

                             MW HOLDING CORPORATION
     (which, after the consummation of the Initial Transactions (as defined herein), shall be known as MeadWestvaco Corporation),

                            The Banks Listed Herein,

                 THE BANK OF NEW YORK, as Administrative Agent,

                       BANK ONE, NA, as Syndication Agent,

       JP MORGAN CHASE BANK, CITICORP USA, INC. and BANK OF AMERICA, N.A.,
                            as Documentation Agents,

      BARCLAYS BANK PLC, COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES,
                FLEET NATIONAL BANK, THE BANK OF NOVA SCOTIA and
                       WACHOVIA BANK, as Managing Agents,

                                       and

       SUMITOMO MITSUI BANKING CORPORATION and SUNTRUST BANK, as Co-Agents

                                   ----------

          BNY CAPITAL MARKETS, INC. and BANC ONE CAPITAL MARKETS, INC.,
                       as Lead Arrangers and Book Runners

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS.......................................................1
         Section 1.1.  Definitions............................................1
         Section 1.2.  Accounting Terms and Determinations...................13
         Section 1.3.  Types of Borrowing....................................13
         Section 1.4.  Incorporation by Reference............................13
         Section 1.5. Default Exceptions.....................................14

ARTICLE 2.  THE CREDITS......................................................14
         Section 2.1.  Commitments to Lend...................................14
         Section 2.2.  Notice of Committed Borrowing.........................14
         Section 2.3.  Money Market Borrowings...............................15
         Section 2.4.  Notice to Banks; Funding of Loans.....................18
         Section 2.5.  Notes.................................................19
         Section 2.6.  Maturity of Loans.....................................19
         Section 2.7.  Interest Rates........................................19
         Section 2.8.  Fees..................................................21
         Section 2.9.  Optional Termination..................................22
         Section 2.10.  Mandatory Termination of Commitments.................22
         Section 2.11.  Optional Prepayments.................................22
         Section 2.12.  General Provisions as to Payments....................22
         Section 2.13.  Funding Losses.......................................23
         Section 2.14.  Computation of Interest and Fees.....................23
         Section 2.15. Special Mandatory Payment/Commitment Termination......23

ARTICLE 3.  CONDITIONS.......................................................24
         Section 3.1  Effectiveness..........................................24
         Section 3.2  Closing................................................25
         Section 3.3.  Borrowings............................................26

ARTICLE 4.  REPRESENTATION AND WARRANTIES....................................26
         Section 4.1.  Corporate Existence and Power.........................26
         Section 4.2.  Corporate and Governmental Authorization..............26
         Section 4.3.  Binding Effect........................................27
         Section 4.4.  Financial Information.................................27
         Section 4.5.  Litigation............................................28
         Section 4.6.  Compliance with ERISA.................................28
         Section 4.7.  Subsidiaries..........................................29
         Section 4.8.  Not an Investment Company.............................29
         Section 4.9.  Merger................................................29

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ARTICLE 5.  COVENANTS........................................................29
         Section 5.1.  Information...........................................29
         Section 5.2.  Maintenance of Property; Insurance....................30
         Section 5.3.  Payment of Taxes and Assessments, Conduct of Business
                         and Maintenance of Existence........................30
         Section 5.4.  Compliance with Laws..................................31
         Section 5.5.  Restrictions on Sale and Lease-Back Transactions......31
         Section 5.6.  Negative Pledge.......................................32
         Section 5.7.  Consolidations, Mergers, Sales of Assets and
                         Issuances of Capital Stock of the Guarantors........34
         Section 5.8.  Use of Proceeds.......................................36
         Section 5.9.  Total Debt to Total Capitalization Ratio..............36
         Section 5.10. Amendment to Documents................................37
         Section 5.11. Incorporation by Reference............................37

ARTICLE 6.  DEFAULTS.........................................................37
         Section 6.1.  Events of Default.....................................37
         Section 6.2.  Notice of Default.....................................39

ARTICLE 7.  THE AGENTS.......................................................39
         Section 7.1.  Appointment and Authorization.........................39
         Section 7.2.  Agents and Affiliates.................................40
         Section 7.3.  Action by Agents......................................40
         Section 7.4.  Consultation with Experts.............................40
         Section 7.5.  Liability of Agents...................................40
         Section 7.6.  Indemnification.......................................40
         Section 7.7.  Credit Decision.......................................40
         Section 7.8.  Successor Administrative Agent........................41
         Section 7.9.  Syndication Agent, Documentation Agents, Managing
                         Agents and Co-Agents................................41

ARTICLE 8.  CHANGE IN CIRCUMSTANCES..........................................41
         Section 8.1.  Basis for Determining Interest Rate Inadequate
                         or Unfair...........................................41
         Section 8.2.  Illegality............................................42
         Section 8.3.  Increased Cost and Reduced Return.....................42
         Section 8.4.  Base Rate Loans Substituted for Affected Fixed
                         Rate Loans..........................................44
         Section 8.5.  Substitution or Removal of Bank.......................44

ARTICLE 9.  MISCELLANEOUS....................................................45
         Section 9.1.  Notices...............................................45
         Section 9.2.  No Waivers............................................45
         Section 9.3.  Expenses; Documentary Taxes; Indemnification..........45

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         Section 9.4.  Sharing of Set-Offs...................................46
         Section 9.5.  Amendments and Waivers................................46
         Section 9.6.  Successors and Assigns................................47
         Section 9.7.  Collateral............................................48
         Section 9.8.  New York Law..........................................48
         Section 9.9. Jurisdiction; Consent to Service of Process............49
         Section 9.10. Jury Trial............................................49
         Section 9.11.  Counterparts; Integration............................49

Exhibit A - Note

Exhibit B - Money Market Quote Request

Exhibit C - Invitation for Money Market Quotes

Exhibit D - Money Market Quote

Exhibit E - Form of Assignment and Acceptance

Exhibit F - Form of Opinion of the Borrower's General Counsel

Exhibit G - Form of Guarantee Agreement

     FIVE-YEAR CREDIT AGREEMENT, dated as of December 21, 2001, among MW HOLDING CORPORATION (which, after the consummation of the Initial Transactions, shall be known as MeadWestvaco Corporation), the BANKS listed on the signature pages hereof, THE BANK OF NEW YORK, as Administrative Agent, BANK ONE, NA, as Syndication Agent, JP MORGAN CHASE BANK, CITICORP USA, INC. and BANK OF AMERICA, N.A., as Documentation Agents, BARCLAYS BANK PLC, COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES, FLEET NATIONAL BANK, THE BANK OF NOVA SCOTIA and WACHOVIA BANK, as Managing Agents, and SUMITOMO MITSUI BANKING CORPORATION and SUNTRUST BANK, as Co-Agents.

     The parties hereto agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

     Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

     "Adjusted London Interbank Offered Rate" has the meaning, set forth in
Section 2.7(b).

     "Administrative Agent" means The Bank of New York in its capacity as Administrative Agent hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meaning, the term "controlled"), as applied to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through the ownership of voting securities or otherwise.

     "Agent" means the Administrative Agent, the Syndication Agent, the Documentation Agents, the Managing Agents or the Co-Agents, as the context may require.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Applicable Percentage" means (i) with respect to Euro-Dollar Borrowings, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth

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below for such Pricing Level under the heading "Euro-Dollar Margin" and (ii)
with respect to the Facility Fee, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below for such Pricing Level under the heading "Facility Fee Rate":

======================================================
    Pricing         Euro-Dollar        Facility Fee
    Levels             Margin              Rate
------------------------------------------------------
       I              0.2900%             0.0850%
------------------------------------------------------
      II              0.4000%             0.1000%
------------------------------------------------------
      III             0.5000%             0.1250%
------------------------------------------------------
      IV              0.6000%             0.1500%
------------------------------------------------------
       V              0.8000%             0.2000%
------------------------------------------------------
      VI              1.0000%             0.2500%
======================================================

     Changes in the Applicable Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the Senior Unsecured Debt Rating from S&P or Moody's, as the case may be. Notwithstanding anything herein to the contrary, in the event that (A) the applicable Senior Unsecured Debt Ratings by S&P and Moody's are split-rated (i) by one rating category, the Pricing Level shall be determined by the higher of such two rating categories, and (ii) by more than one ratings category, the Pricing Level shall be one rating category below the higher of the two ratings categories, (B) either S&P or Moody's (but not both) shall no longer issue a rating for the Borrower's senior unsecured long-term debt, the Pricing Level shall be determined by the remaining Senior Unsecured Debt Rating, and (C) in the event that both S&P and Moody's shall no longer issue a rating for the Borrower's senior unsecured long-term debt unless and until the date, if any, that the Borrower and Required Lenders agree on a different arrangement, the existing Pricing Level shall continue in effect for the 60 day period immediately following such event and Pricing Level VI shall apply at all times after such period.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the Administrative Agent, substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

     "Bank" means each bank or financial institution listed on the signature pages hereof, and its successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article 8.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3 (3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

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     "Borrower" means MW Holding Corporation (which, after the consummation of the Initial Transactions, shall be known as MeadWestvaco Corporation), a Delaware corporation, and its successors.

     "Borrower Name Change" means the changing of the Borrower's name in the records of the Secretary of State of the State of Delaware from "MW Holding Corporation" to "MeadWestvaco Corporation".

     "Borrowing" has the meaning, set forth in Section 1.3.

     "Cabin Bluff Notes" means the Loan and Guaranty Agreement, dated as of August 23, 1998, among Cabin Bluff Partners, Mead and Scott Paper Company, as guarantors, and the Sumitomo Bank, Limited, New York Branch, or the Loan and Guaranty Agreement among Cabin Bluff Partners, Mead and Kimberly-Clark Corporation, as guarantors, the lenders party thereto, The Sumitomo Bank, Limited, New York Branch, as a lender and syndication agent, Bank of America, N.A. (successor to Bank of America National Trust and Savings Association), as a lender and documentation agent, and The Chase Manhattan Bank, as a lender and administrative agent, as the same or any substitute or replacement agreement may be amended, restated, modified or replaced from time to time.

     "Closing Date" means the date upon which all of the conditions set forth in
Section 3.2 shall be satisfied (or waived in accordance with Section 9.5).

     "Co-Agents" means Sumitomo Mitsui Banking Corporation and Suntrust Bank in their capacity as Co-Agents hereunder, and their respective successors in such capacity.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be changed from time to time pursuant to Sections 2.9, 2.10, 8.5 and 9.6.

     "Committed Loan" means a loan made by a Bank pursuant to Section 2.1.

     "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries less the following:

          (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing, within 12 months from the date of determination;

          (2) reserves for depreciation and other asset valuation reserves;

          (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense carried as an asset on said balance sheet; and

          (4) appropriate adjustments on account of minority interests of other persons holding stock in any Subsidiary of the Borrower.

Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Borrower and its Subsidiaries are engaged and which are approved by the independent accountants regularly retained by the Borrower, and may be determined as of a date not more than sixty days prior to the happening of the event for which such determination is being made.

     "Consolidated Subsidiary" means at any date and with respect to any Loan Party any Subsidiary of such Loan Party or other entity the accounts of which would be consolidated with those of such Loan Party in its consolidated financial statements if such statements were prepared as of such date.

     "Corporation" includes corporations, partnerships, associations, companies and business trusts.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, and
(iii) all Debt of others guaranteed directly or indirectly by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defeased Debt" means any Debt which has been defeased (a)(i) in accordance with generally accepted accounting principles or (ii) pursuant to the deposit of cash, or debt securities backed by the full faith and credit of the United States, in either case in an amount sufficient to satisfy all such Debt at maturity or redemption, as applicable, and all payments of interest and premium, if any, in a trust or account created or pledged for the sole benefit of the holders of such Debt, and subject to no other Lien, and (b) in accordance with the other applicable terms of the instrument governing such Debt.

     "Documentation Agents" means JP Morgan Chase Bank, Citicorp USA, Inc. and Bank of America, N.A. in their capacity as Documentation Agents hereunder, and their respective successors in such capacity.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "Domestic Subsidiary" means, with respect to any Loan Party, any Subsidiary thereof which owns a Principal Property.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

     "Effective Time" has the meaning set forth in the Merger Agreement as in effect on the date hereof.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means any Loan Party, any Subsidiary thereof and all members of a controlled group of Corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Loan Party or any Subsidiary thereof, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section
2.7(b).

     "Event of Default" has the meaning set forth in Section 6.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic

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Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1(a)) or any combination of the foregoing.

     "Guarantee Agreement" means the guarantee agreement of Mead and Westvaco, substantially in the form of Exhibit G hereto.

     "Guarantors" means each of Mead and Westvaco from the Effective Date to but excluding the date, if any, as it shall be released from its obligations under and in accordance with the Guarantee Agreement, together with any other Person that shall become a Guarantor in accordance with this Agreement, and "Guarantor" means any one of them.

     "Incorporated Covenants" has the meaning set forth in Section 5.11.

     "Incorporated Default" means (a) any "Event of Default" within the meaning of clauses (a), (d), (e), (h), or (i) of Section 6.1 of the Westvaco Credit Agreement, (b) any "Default" within the meaning of Sections 7.2, 7.5, 7.8, 7.9,
7.10 or 7.11 of the Mead 364-Day Credit Agreement, or (c) any "Default" within the meaning of Sections 7.2, 7.5, 7.8, 7.9, 7.10 or 7.11 of the Mead 5-Year Credit Agreement.

     "Initial Transaction Documents" means (i) the Merger Agreement, and (ii) each other agreement, instrument or other document executed or delivered in connection therewith, including all approvals and consents obtained, and all legal opinions delivered, in connection with the Initial Transactions.

     "Initial Transactions" means (i) the Mead Merger, (ii) the Westvaco Merger,
(iii) the Borrower Name Change, and (iv) each other transaction contemplated by the Initial Transaction Documents to occur on or about the Merger Date.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls (i) after the Maturity Date, or (ii) in another calendar month, in either of which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding, Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

     (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter (but not more than 6) as the Borrower may elect in accordance with
Section 2.3; provided that:

          (a) any Interest Period (other than a Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

     (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 nor more than 180 days) as the Borrower may elect in accordance with Section 2.3; provided that:

          (a) any Interest Period (other than an Interest period defined pursuant to clause (b) below) which would otherwise end on a day which is not a

     Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.3.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "Loan Documents" means the Agreement, the Notes and the Guarantee Agreement, and "Loan Document" means any one of them.

     "Loan Parties" means the Borrower and the Guarantors, and "Loan Party" means any one of them.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.7(b).

     "Managing Agents" means Barclays Bank plc, Commerzbank AG New York and Grand Cayman Branches, Fleet National Bank, The Bank of Nova Scotia and Wachovia Bank in their capacity as Managing Agents hereunder, and their respective successors in such capacity.

     "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Domestic Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $75,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $75,000,000.

     "Maturity Date" means December 21, 2006, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "Mead" means The Mead Corporation, an Ohio corporation.

     "Mead Merger" means the merger of Mead into Michael Merger Sub with Mead as the surviving corporation, in accordance with the terms of the Merger Agreement as in effect on and as of the date hereof.

     "Mead 364-Day Credit Agreement" means the 364-Day Credit Agreement, dated as of November 10, 2000, among Mead, the institutions from time to time parties thereto as "Lenders", Morgan Guaranty Trust Company of New York, as administrative agent, Bank One, NA, as syndication agent, and Bank of America, N.A., as documentation agent, as amended, supplemented or otherwise modified.

     "Mead 5-Year Credit Agreement" means 5-Year Credit Agreement, dated as of November 10, 2000, among Mead, the institutions from time to time parties thereto as "Lenders", Morgan Guaranty Trust Company of New York, as administrative agent, Bank One, NA, as syndication agent, and Bank of America, N.A., as documentation agent, as amended, supplemented or otherwise modified.

     "Mead's 2000 Form 10-K" means Mead's annual report on Form 10-K for 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of August 21, 2001, by and among the Borrower, Michael Merger Sub, William Merger Sub, Mead and Westvaco, as the same may be amended, supplemented or otherwise modified from time to time.

     "Merger Date" means the Closing Date as such term is defined in the Merger Agreement.

     "Michael Merger Sub" means Michael Merger Sub Corporation, a Delaware corporation.

     "Money Market Absolute Rate" has the meaning set forth in Section 2.3(d).

     "Money Market Absolute Rate Loan" mean a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1 (a)).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section 2.3(d).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "mortgage" has the meaning set forth in Section 5.6.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of an ERISA Group has an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of such ERISA Group during such five year period.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).

     "Other Credit Agreement" means the 364-Day Credit Agreement, dated as of the date hereof, among the Borrower, the lenders listed therein, The Bank of New York, as administrative agent, Bank One, NA, as syndication agent, JP Morgan Chase Bank, Citicorp USA, Inc. and Bank of America, N.A., as documentation agents, Barclays Bank plc, Commerzbank AG New York and Grand Cayman Branches, Fleet National Bank, The Bank of Nova Scotia and Wachovia Bank, as managing agents, and Sumitomo Mitsui Banking Corporation and Suntrust Bank, as co-agents, as amended, supplemented or otherwise modified.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.6(e).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of any ERISA Group for employees of any member of such ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of such ERISA Group for employees of any Person which was at such time a member of such ERISA Group.

     "Pricing Level I" will be applicable for so long as the Senior Unsecured Debt Rating is A or higher by S&P or A2 or higher by Moody's.

     "Pricing Level II" will be applicable for so long as the Senior Unsecured Debt Rating is A- or higher by S&P or A3 or higher by Moody's and Pricing Level I is not applicable.

     "Pricing Level III" will be applicable for so long as the Senior Unsecured Debt Rating is BBB+ or higher by S&P or Baa1 or higher by Moody's and neither Pricing Level I nor II is applicable.

     "Pricing Level IV" will be applicable for so long as the Senior Unsecured Debt Rating is BBB or higher by S&P or Baa2 or higher by Moody's and none of Pricing Levels I, II or III are applicable.

     "Pricing Level V" will be applicable for so long as the Senior Unsecured Debt Rating is BBB- or higher by S&P or Baa3 or higher by Moody's and none of Pricing Levels I, II, III or IV are applicable.

     "Pricing Level VI" will be applicable for so long as the Senior Unsecured Debt Rating is less than or equal to BB+ by S&P or less than or equal to Ba1 by Moody's or none of Pricing Levels I, II, III, IV or V are applicable.

     "Prime Rate" means the rate of interest publicly announced by the Administrative Agent in New York City from time to time as its prime commercial lending rate.

     "Principal Property" means any mill, converting plant, manufacturing plant, manufacturing facility, including, in each case, the equipment therein, or timberlands, located within the continental United States of America (other than any of the foregoing acquired principally for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or any facility financed from the proceeds of pollution control or revenue bonds), whether owned at March 1, 1983 or thereafter acquired, having a gross book value (without deductions of any applicable depreciation reserves) on the date as of which the determination is being made of more than two percent of Consolidated Net Tangible Assets, but shall not include any minerals or mineral rights, or any timberlands designated by the Board of Directors of the Borrower or of a Domestic Subsidiary thereof, as the case may be, as being held primarily for development and/or sale.

     "Prior Credit Agreements" means, collectively, (i) the Westvaco Credit Agreement, (ii) the Mead 364-Day Credit Agreement, and (iii) the Mead 5-Year Credit Agreement.

     "Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

     "Reference Banks" means the principal London offices of the Administrative Agent and the Syndication Agent.

     "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means at any time Banks having, more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

     "Responsible Officer" means the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the general counsel of the Borrower.

     "Revolving Credit Period" means the period from and including the Closing Date to but excluding the Maturity Date.

     "S&P" means Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, or any successor thereto.

     "Senior Unsecured Debt Ratings" means the Borrower's senior unsecured long-term debt ratings designated from time to time by S&P and Moody's.

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Borrower as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.

     "Subsidiary" means, with respect to any Loan Party, a Corporation more than 50% of the Voting Stock of which is owned or controlled, directly or indirectly, by such Loan Party or by one or more other Subsidiaries of such Loan Party, or by such Loan Party and one or more other Subsidiaries of such Loan Party.

     "Syndication Agent" means Bank One, NA in its capacity as Syndication Agent hereunder, and its successors in such capacity.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of any ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Westvaco" means Westvaco Corporation, a Delaware corporation.

     "Westvaco Credit Agreement" means the Credit Agreement, dated as of November 16, 2000, among Westvaco, the lenders listed therein, The Bank of New York, as administrative agent, Bank of America, N.A., as documentation agent, and Citibank, N.A., as syndication agent, as the same may have been amended, supplemented or otherwise modified.

     "Westvaco Merger" means the merger of Westvaco into William Merger Sub with Westvaco as the surviving corporation, in accordance with the terms of the Merger Agreement as in effect on and as of the date hereof.

     "Westvaco's 2000 Form 10-K" means Westvaco's annual report on Form 10-K for 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "William Merger Sub" means William Merger Sub Corporation, a Delaware corporation.

     Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the relevant Loan Party's independent public accountants) with the most recent audited consolidated financial statements of such Loan Party and its Consolidated Subsidiaries delivered to the Banks.

     Section 1.3. Types of Borrowing. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3) in which the Bank participants are determined on the basis of their bids in accordance therewith).

     Section 1.4. Incorporation by Reference. Provisions of the Mead 364-Day Credit Agreement, the Mead 5-Year Credit Agreement and the Westvaco Credit Agreement identified herein as the "Incorporated Defaults" and the "Incorporated Covenants" are incorporated by reference herein as if fully set forth herein, including the defined terms used in such Incorporated Defaults and Incorporated Covenants, in each case mutatis mutandis (such Incorporated Defaults, Incorporated Covenants and related defined terms being collectively referred to as the "Incorporated Provisions"). Under no circumstances shall an Incorporated Provision apply to any Person to which it would not otherwise apply pursuant to the terms of the applicable Prior Credit Agreement. Notwithstanding the fact that the Incorporated Provisions hereafter may be altered, amended, changed, extended, modified, restated, revised, supplemented or waived (collectively, "Amended or Waived") by the parties to the Mead 364-Day Credit Agreement, the Mead 5-Year Credit Agreement or the Westvaco Credit Agreement, such Incorporated Provisions shall not be Amended or Waived for purposes of this Agreement without the prior written consent of the Required Banks (as defined in this Agreement). If the Required Banks do not consent to any such alteration, amendment, change, extension, modification, restatement, revision, supplement or waiver (collectively, an "Amendment or Waiver") of any Incorporated Provision, such Incorporated Provision shall be in effect hereunder as it existed prior to such Amendment or Waiver. On and as of the Closing Date, the Incorporated Provisions shall cease to be incorporated herein by reference and shall be of no further force or effect, provided that any Default under an Incorporated Provision that existed immediately prior to the Closing Date shall continue hereunder until cured or waived under this Agreement.

     Section 1.5. Default Exceptions. Any Default that, but for this Section 1.5, shall have occurred under Sections 5.3, 5.5, 5.6, 5.7, 6.1(d), 6.1(e)(ii), 6.1(h) or 6.1(i) prior to the Closing Date shall be deemed not to have occurred to the extent that the event, condition, action or omission that caused such Default would not have caused a Default had such event, condition, action or omission occurred immediately after the consummation of the Initial Transactions.

                                   ARTICLE 2.
                                   THE CREDITS

     Section 2.1. Commitments to Lend.

     During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing, under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.3(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

     Section 2.2. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b) the aggregate amount of such Borrowing,

     (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

     (d) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.3. Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $20,000,000 or a larger multiple of $5,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No more than four Money Market Quote Requests shall be given in any one calendar month.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A) the proposed date of Borrowing,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

               (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
          (d)(ii);

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (D) arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d), and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii) the principal amount of each Money Market Borrowing must be $20,000,000 or a larger multiple of $5,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 2.4. Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in
Article 3) has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection
(b), or remitted by the Borrower to the Administrative Agent as provided in
Section 2.12, as the case may be.

     (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. The provisions of this Section 2.4(d) shall not relieve any Bank of responsibility for its obligations under this Agreement or any default in the performance thereof.

     Section 2.5. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.1(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.6. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     Section 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding, principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Percentage plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means the London interbank offered rate for deposits in U.S. dollars appearing on Reuters screen FRBD (or its successors) as of 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such London interbank offered rate is available to the Administrative Agent, the applicable London Interbank Offered Rate for the relevant Interest Period shall instead equal the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London

Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Applicable Percentage plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid for more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

     (d) Subject to Section 8.1(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3). Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

     Section 2.8. Fees.

     (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at a rate per annum equal to the Applicable Percentage. Such facility fee shall accrue (i) from and including the Merger Date to but excluding the Maturity

Date, on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Maturity Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans.

     (b) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in accordance with their Commitments a utilization fee at a rate per annum equal to 0.125% on the aggregate outstanding principal balance of the Loans for each day that such aggregate outstanding principal balance together with the aggregate outstanding principal balance of all loans under the Other Credit Agreement shall exceed 33.0% of the sum of aggregate Commitments and the aggregate commitments of the lenders under the Other Credit Agreement.

     (c) Payments. Accrued fees under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety) and upon each optional reduction of the Commitments.

     Section 2.9. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or in an integral multiple of $1,000,000 in excess thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

     Section 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Maturity Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     Section 2.11. Optional Prepayments. (a) The Borrower may, upon (i) the same Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1(a)) or (ii) three Domestic Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and in the case of a prepayment of a Money Market Borrowing or a Euro-Dollar Borrowing, together with compensation therefor pursuant to Section 2.13. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00

Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. Except as otherwise provided in Section 8.5, the Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.7(c), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, setting forth in reasonable detail the calculation thereof, which certificate shall be conclusive if prepared in good faith and on a reasonable basis.

     Section 2.14. Computation of Interest and Fees. (a) Interest on Base Rate Borrowings shall be computed on the basis of a 365 or 366 day year for the actual number of days elapsed. Interest on Money Market Borrowings and Euro-Dollar Borrowings shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     (b) All fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.15. Special Mandatory Prepayment/Commitment Termination. If either of the events described in Sections 2.15(a) and 2.15(b) below (each a "Change in Control") occur, at any time during the 45 day period following the Event Date, Required Banks may determine to require a special mandatory prepayment of all Loans outstanding hereunder and terminate the Commitments of all of the Banks following 180 days notice to the Borrower. If the Required Banks shall make such a determination, on the 180th day following notice to the Borrower of such determination, all principal and accrued and unpaid interest and all accrued and unpaid fees and other sums then owing hereunder or under the Notes shall be immediately due and payable and the Commitments of all Banks hereunder shall terminate. Promptly after a Responsible Officer obtains knowledge of a Change of Control, the Borrower shall deliver to the Administrative Agent and each Bank written notice thereof, provided that with respect to a Change of Control referred to in Section 2.15(b), the knowledge of each Responsible Officer shall be limited to information pursuant to formal written notices delivered to the Borrower of which such Responsible Officer is aware and information in public securities law filings. The events which may permit such special mandatory prepayment and Commitment termination are:

     (a) During any period of three consecutive years individuals who at the beginning of such period constituted the board of directors of the Borrower, together with any directors whose election or nomination for election by the Borrower's stockholders was approved by a vote of at least majority of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of the board of directors of the Borrower.

     (b) Any person or group of persons (within the meaning of Section 13 and 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of Voting Securities of the Borrower representing in excess of 35% of the votes entitled to vote for the election of directors of the Borrower.

     For purposes of this Section 2.15:

     "Voting Securities" means all capital stock of the Borrower which is ordinarily entitled to vote for the election of directors.

     "Event Date" means the date on which the Borrower notifies the Banks, in writing, that an event described in Section 2.15(a) or 2.15(b) above has occurred.

                                   ARTICLE 3.
                                   CONDITIONS

     Section 3.1. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.5 with the consent of each Loan Party):

     (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.5;

     (c) receipt by the Administrative Agent of counterparts of the Guarantee Agreement signed by each of Mead and Westvaco; and

     (d) receipt by the Administrative Agent of (i) evidence that, prior to or simultaneously with the Effective Date, the Other Credit Agreement shall have become effective, and (ii) all documents it may reasonably request relating to the existence of the Borrower, the corporate authority of the Borrower or the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless not later than February 28, 2002 all of the foregoing conditions are satisfied (or waived in accordance with Section 9.5 with the consent of each Loan Party) and the Other Credit Agreement shall have become effective. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.2. Closing. In addition to the requirements set forth in Sections
3.1 and 3.3, the obligation of each Bank to make a Loan is subject to the satisfaction (or waiver in accordance with Section 9.5 with the consent of each Loan Party) of the following conditions on or prior to the initial Borrowing:

     (a) receipt by the Administrative Agent of an opinion of the General Counsel of the Borrower, substantially in the form of Exhibit F hereto, and covering such other matters relating to the Loan Parties, the Loan Documents and the Transactions as the Administrative Agent or Required Banks may reasonably request;

     (b) consummation of the Initial Transactions in accordance with the terms and conditions of the Initial Transaction Documents, and the receipt by the Administrative Agent of a certificate, dated the Merger Date and signed by the chief executive officer or the chief financial officer of the Borrower, (i) certifying that the representations and warranties contained in Section 4.9 are true and correct and that no Default has occurred or is continuing, (ii) certifying, to the best knowledge of such officer, that the consummation of the

Initial Transactions will not have any immediate adverse tax consequences to the Borrower and its Subsidiaries taken as a whole, and (iii) attaching a true, complete and correct copy of each Initial Transaction Document (including, without limitation, (A) a certificate of merger filed in, and certified by, the Secretary of State of Ohio reflecting the consummation of the Mead Merger, (B) a certificate of merger filed in, and certified by, the Secretary of State of Delaware reflecting the consummation of the Westvaco Merger, (C) the amended Articles of Incorporation of the Borrower filed in, and certified by, the Secretary of State of Delaware after giving effect to the Initial Transactions, and (D) the By-laws of the Borrower as in effect on the Merger Date, certified as such by the Secretary or Assistant Secretary of the Borrower after giving effect to the Initial Transactions), which in each case shall be in form and substance satisfactory to the Administrative Agent;

     (c) receipt by the Administrative Agent of all documents it may reasonably request relating to the Initial Transactions, the existence of the Guarantors, their corporate authority or the validity of the Guaranty Agreement, and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent; and

     (d) the fact that any amounts outstanding under the Prior Credit Agreements, together with accrued interest and fees thereunder, shall have been paid in full, and all commitments to extend credit thereunder shall have been terminated;

provided that the foregoing conditions shall conclusively be deemed not to have been satisfied (in which event each Commitment hereunder shall automatically terminate) unless all of the foregoing conditions are satisfied (or waived in accordance with Section 9.5 with the consent of each Loan Party) not later than February 28, 2002. The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. The Borrower and the Banks party to the Prior Credit Agreements, to the extent that the Banks constitute "Required Banks" or "Required Lenders" thereunder, hereby agree that the commitments to extend credit thereunder shall terminate automatically upon the Closing Date.

     Section 3.3. Borrowings. In addition to the requirements set forth in Sections 3.1 and 3.2, the obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

     (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments; (c) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.4(c), (f) and (h) and
Section 4.5, in each case as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

     Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     Section 4.1. Corporate Existence and Power. Each Loan Party is a corporation validly existing and in good standing under the laws of the state of its formation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party are within such Loan Party's corporate powers, have been authorized by all necessary corporate action, require no action by or in respect of, or (except for informational filings under section 13 or 15(d) of the Exchange Act) filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     Section 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes and the Guarantee Agreement, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Loan Party party thereto.

     Section 4.4. Financial Information.

     (a) The consolidated balance sheets of Westvaco and its Consolidated Subsidiaries as at October 31, 1999 and 2000, and the related consolidated statements of income and retained income and cash flows for each of the three years in the period ended October 31, 2000, reported on by PricewaterhouseCoopers and incorporated by reference in Westvaco's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, present fairly, in all material respects, the consolidated financial position of Westvaco and its Consolidated Subsidiaries as at such dates and the results of their operations and their cash flows for each such year, in conformity with generally accepted accounting principles.

     (b) The unaudited consolidated balance sheet of Westvaco and its Consolidated Subsidiaries as of July 31, 2001 and the related unaudited consolidated statements of income for the three and nine months ended July 31, 2001 and the unaudited consolidated statement of cash flows for the nine months ended July 31, 2001, set forth in Westvaco's quarterly report for the fiscal quarter ended July 31, 2001 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of Westvaco and its Consolidated Subsidiaries as of July 31, 2001 and the results of their operations for the three and nine months ended

July 31, 2001 and their cash flows for the nine months ended July 31, 2001. These statements have been prepared on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of Westvaco's 2000 Form 10-K.

     (c) Since July 31, 2001, there has been no material adverse change in the business or financial position of Westvaco and its Consolidated Subsidiaries, considered as a whole, nor have any matters or occurrences come to any Loan Party's attention which are likely to cause any material adverse change in the business or financial position of Westvaco.

     (d) The consolidated balance sheets of Mead and its Consolidated Subsidiaries as at December 31, 1999 and 2000, and the related consolidated statements of income and retained income and cash flows for each of the three years in the period ended December 31, 2000, reported on by Deloitte & Touche LLP and incorporated by reference in Mead's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, present fairly, in all material respects, the consolidated financial position of Mead and its Consolidated Subsidiaries as at such dates and the results of their operations and their cash flows for each such year, in conformity with generally accepted accounting principles.

     (e) The unaudited consolidated balance sheet of Mead and its Consolidated Subsidiaries as of September 30, 2001 and the related unaudited consolidated statements of income for the three and nine months ended September 30, 2001 and the unaudited consolidated statement of cash flows for the nine months ended September 30, 2001, set forth in Mead's quarterly report for the fiscal quarter ended September 30, 2001 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of Mead and its Consolidated Subsidiaries as of September 30, 2001 and the results of their operations for the three and nine months ended September 30, 2001 and their cash flows for the nine months ended September 30, 2001. These statements have been prepared on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of Mead's 2000 Form 10-K.

     (f) Since September 30, 2001, there has been no material adverse change in the business or financial position of Mead and its Consolidated Subsidiaries, considered as a whole, nor have any matters or occurrences come to any Loan Party's attention which are likely to cause any material adverse change in the business or financial position of Mead.

     (g) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 21, 2001, presents fairly, in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as at such date, in conformity with generally accepted accounting principles.

     (h) Since September 21, 2001 and since the Merger Date, there has been no material adverse change in the financial position of the Borrower and its Consolidated Subsidiaries, considered as a whole, nor have any matters or occurrences come to the Borrower's attention which are likely to cause any material adverse change in the financial position of the Borrower.

     Section 4.5. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of any Loan Party threatened against, any Loan Party or any of such Loan Party's Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business or consolidated financial position of such Loan Party and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement, the Guarantee Agreement or the Notes.

     Section 4.6. Compliance with ERISA. Each member of each ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of any ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which failure or amendment has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.7. Subsidiaries. Each Loan Party's Domestic Subsidiaries is a Corporation validly existing and in good standing under the laws of its jurisdiction of formation, and has all corporate or analogous powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.8. Not an Investment Company. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.9. Merger. At the Effective Time (a) each of the Mead Merger, the Westvaco Merger and the Borrower Name Change shall have occurred, (b) each of Mead and Westvaco shall be a direct, wholly-owned Subsidiary of the Borrower,
(c) each of the Mead Merger and the Westvaco Merger was consummated in accordance with the Merger Agreement, and (d) each condition precedent set forth in Article VII of the Merger Agreement to the obligation of each party thereto to effect the Mead Merger and the Westvaco Merger was satisfied (and not waived), other than in connection with any such waiver thereof that would not materially and adversely affect the interests of the Banks under the Loan Documents.

                                   ARTICLE 5.
                                    COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     Section 5.1. Information. The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and retained income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without material qualification by independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, prepared in conformity with generally accepted accounting principles;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer
(i) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) setting forth the Total Debt to Total Capitalization Ratio (as defined in Section 5.9) as in effect on the last day of the immediately preceding fiscal quarter of the Borrower and showing the calculation thereof in reasonable detail;

     (d) to the extent prepared or required by the Exchange Act to be prepared or filed, promptly after such preparation or the due date for such preparation or filing a consolidated balance sheet of each Guarantor and its Consolidated Subsidiaries as of the end of each fiscal year occurring prior to the Merger Date and the related consolidated statements of income and retained income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without material qualification by such Guarantor's independent public accountants who shall be of nationally recognized standing;

     (e) to the extent prepared or required by the Exchange Act to be prepared or filed, promptly after such preparation or the due date for such preparation or filing a consolidated balance sheet of each Guarantor and its Consolidated Subsidiaries as of the end of each of the first three fiscal quarters (but only if such quarter end occurred prior to the Merger Date) of each fiscal year of such Guarantor and the related consolidated statements of income for such quarter and for the portion of such Guarantor's fiscal year ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of such Guarantor's fiscal year ended at the end of such quarter;

     (f) within five days after a Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of a Responsible Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and

     (g) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     Section 5.2. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each of its Domestic Subsidiaries (and, prior to the Effective Time, each other Loan Party and its Domestic Subsidiaries) to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will, and will cause each of its Domestic Subsidiaries (and, prior to the Effective Time, each other Loan Party and its Domestic Subsidiaries) to, maintain (either in the name of the relevant Loan Party or in the relevant Domestic Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute of similar size engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     Section 5.3. Payment of Taxes and Assessments, Conduct of Business and Maintenance of Existence. (a) Subject to Section 1.5, the Borrower will, and will cause each Domestic Subsidiary thereof (and, prior to the Effective Time, each other Loan Party and its Domestic Subsidiaries) to, pay all taxes, assessments and governmental charges lawfully levied or assessed upon it, its property, or upon any part thereof or upon its income or profits, or any part thereof, before the same shall become delinquent, and will observe and conform to all lawful requirements of any governmental authority relative to any of its property, and all covenants, terms and conditions upon or under which any of its property is held; and within four months after receipt of notice of any lawful claims or demands for labor, materials or supplies or other objects which might become a lien or charge, material in amount, upon any Principal Property of the Borrower or any Domestic Subsidiary thereof or the income therefrom, it will pay or cause to be discharged to make adequate provision to satisfy and discharge the same; provided that nothing in this Section 5.3 or elsewhere in this Agreement contained shall require the Borrower or any Domestic Subsidiary thereof to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such claim, demand, lien or charge or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith.

     (b) Subject to the other provisions of this Agreement, the Borrower will, and will cause each Domestic Subsidiary thereof (and, prior to the Effective Time, each other Loan Party and its Domestic Subsidiaries) to, maintain its corporate or analogous existence and right to carry on its business and procure all necessary renewals and extensions thereof and use its best efforts to maintain, preserve and renew all such rights, powers, privileges and franchises; provided, however, that nothing herein contained shall be construed to prevent any Loan Party or a Domestic Subsidiary thereof from ceasing or omitting to exercise any rights, powers, privileges or franchises (including, in the case of such a Domestic Subsidiary, the corporate or analogous existence thereof) which in the judgment of the Board of Directors of such Loan Party or any such Domestic Subsidiary can no longer be profitably exercised, or to prevent the liquidation of any such Domestic Subsidiary or the consolidation or merger of any such Domestic Subsidiary or Domestic Subsidiaries with or into any other such Domestic Subsidiary or Domestic Subsidiaries and/or any Loan Party.

     Section 5.4. Compliance with Laws. The Borrower will comply, and cause each Domestic Subsidiary thereof (and, prior to the Effective Time, each other Loan Party and its Domestic Subsidiaries) to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder and Environmental Laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     Section 5.5. Restrictions on Sale and Lease-Back Transactions. Subject to
Section 1.5, the Borrower will not, nor will it permit any Domestic Subsidiary thereof to, enter into any arrangement with any person providing for the leasing by the Borrower or any Domestic Subsidiary thereof of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Borrower and a Domestic Subsidiary or between Domestic Subsidiaries), which Principal Property has been or is to be sold or transferred by the Borrower or such Domestic Subsidiary to such person (herein referred to as a "Sale and Lease-back Transaction") unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors of the Borrower) of such Principal Property and either (a) the Borrower or such Domestic Subsidiary would be entitled, pursuant to the provisions of (1) clause (i) of paragraph (a) of Section 5.6 or
(2) paragraph (b) of Section 5.6 hereof, to incur Debt secured by a mortgage on the Principal Property to be leased without equally and ratably securing the Notes, or (b) the Borrower shall, and in any such case the Borrower covenants that it will, within 120 days of the effective date of any such arrangement (or in the case of (ii) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 120-day period), apply or cause to be applied an amount equal to the fair value (as so determined) of such Principal Property (i) to the payment or other retirement of Funded Debt incurred or assumed by the Borrower which ranks senior to or pari passu with the Notes or of Funded Debt incurred or assumed by the Borrower or any Domestic Subsidiary thereof (other than, in any case, Funded Debt owned by the Borrower or any Domestic Subsidiary thereof) or (ii) to the purchase of Principal Property (other than the Principal Property involved in such sale). For this purpose, Funded Debt means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such Debt.

     Section 5.6. Negative Pledge.

     (a) Subject to Section 1.5, the Borrower will not, nor will it permit any Domestic Subsidiary thereof to, issue, assume or guarantee any Debt secured by any mortgage, security interest, pledge, lien or other encumbrance (hereinafter called "mortgage" or "mortgages") upon any Principal Property of the Borrower or of a Domestic Subsidiary thereof or upon any shares of stock or indebtedness of any such Domestic Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively securing, concurrently with the issuance, assumption or guaranty of any such Debt, the Notes (together with, if the Borrower shall so determine, any other indebtedness of or guaranteed by the Borrower or such Domestic Subsidiary ranking equally with or senior (whether by agreement or by structure) to the Notes and then existing or thereafter created) equally and ratably with such Debt; provided, however, that the foregoing restrictions shall not apply to:

          (i) mortgages on any property acquired, constructed or improved by the Borrower or any Domestic Subsidiary after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, such acquisition, or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement or, in addition to mortgages contemplated by clauses
     (ii) and (iii) below, mortgages on any property existing at the time of acquisition thereof, provided that the mortgage shall not apply to any property theretofore owned by any Loan Party or any such Domestic Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

          (ii) mortgages on any property, shares of stock, or indebtedness existing, at the time of acquisition thereof from a Corporation which is merged with or into the Borrower or such Domestic Subsidiary;

          (iii) mortgages on property of a Corporation existing at the time such Corporation becomes a Domestic Subsidiary;

          (iv) mortgages to secure Debt of a Domestic Subsidiary of the Borrower to the Borrower or to another Domestic Subsidiary thereof;

          (v) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

          (vi) mortgages on timberlands in connection with an arrangement under which the Borrower or a Domestic Subsidiary thereof is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined;

          (vii) mortgages securing tax-exempt Debt of the Borrower or its Domestic Subsidiaries; or

          (viii) mortgages for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any mortgage referred to in the foregoing clauses (i) to (iv), inclusive, or in this clause (viii) or any mortgage (A) on property of Westvaco or any Domestic Subsidiary thereof existing on March 1, 1983, or (B) on property of Mead or any Subsidiary thereof existing on November 10, 2000, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

     (b) The provisions of subsection (a) of this Section 5.6 shall not apply to the issuance, assumption or guarantee by the Borrower or any Domestic Subsidiary thereof of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Borrower and its Domestic Subsidiaries secured by mortgages (other than mortgages permitted by subsection (a) of this Section 5.6) which would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions (as defined in Section 5.5) of the Borrower and its Domestic Subsidiaries in existence at such time (other than any such Sale and Lease-back Transaction which, if such Sale and Lease-back Transaction had been a mortgage, would have been permitted by clause (i) of Section 5.6(a) and other than any such Sale and Lease-back Transactions as to which application of amounts have been made in accordance with clause (b) of Section 5.5) does not at the time exceed 5% of Consolidated Net Tangible Assets of the Borrower.

     The term "Value" shall mean, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the fair value in the opinion of the Board of Directors of the Borrower of such property at the time of entering into such Sale and Lease-back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     (c) If at any time the Borrower or any Domestic Subsidiary thereof shall issue, assume or guarantee any Debt secured by any mortgage and if paragraph (a) of this Section 5.6 requires that the Notes be secured equally and ratably with such Debt, the Borrower will promptly deliver to the Administrative Agent

          (i) an officer's certificate stating that the covenant of the Borrower contained in paragraph (a) of this Section 5.6 has been complied with; and

          (ii) an opinion of counsel to the effect that such covenant has been complied with, and that any instruments executed by the Borrower and each Domestic Subsidiary thereof in the performance of such covenant comply with the requirements of such covenant.

     Section 5.7. Consolidations, Mergers, Sales of Assets and Issuances of Capital Stock of the Guarantors. (a) Subject to Section 1.5, the Borrower shall not (1) consolidate with or merge into any other Corporation, (2) permit any Guarantor to consolidate with or merge into any other Corporation (other than another Loan Party), (3) convey, transfer or lease its properties and assets substantially as an entirety to any Person (other than another Loan Party), (4) permit the Guarantors, taken as a whole, to convey, transfer or lease their properties and assets substantially as an entirety to any Person (other than the Borrower), or (5) permit any Guarantor to issue any capital stock to any Person (other than the Borrower or another Guarantor), unless in any such case referred to in clauses (1) - (5), (i) immediately after giving effect to such transaction, no Default shall have happened and be continuing, and (ii) the Borrower has delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transferor lease and supplemental agreement comply with this Section 5.7 and that all conditions precedent herein provided for relating to such transaction have been complied with, and:

          (A) in each such case referred to in clause (1) or (3) above, the Corporation formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form satisfactory to the Required Banks, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed;

          (B) in each such case referred to in clauses (2) or (4) above, either
     (x) immediately after giving effect to each such merger, consolidation, conveyance, transfer or lease, the Borrower and the Guarantors (excluding the Guarantor subject to any merger or consolidation referred to in clause
     (2) above), taken as a whole, would hold property and assets constituting not less than a Material Portion of the property and assets of the Borrower and the Guarantors (including the Guarantor subject to any merger or consolidation referred to in clause (2) above), taken as a whole, immediately before giving effect to such merger or consolidation; for purposes of paragraphs (B) and (C) of this subsection (a), "Material Portion" means, that portion of the properties or assets of any Person (including a group of Persons taken as a whole) that would, if such Person were to convey, transfer or lease any property or asset, be required to be retained by such Person so as not to cause such conveyance, transfer or lease to be characterized as the conveyance, transfer or lease of all or substantially all of such Person's properties or assets, or (y) the successor to any such merger, consolidation, conveyance, transfer or lease is a direct wholly-owned Domestic Subsidiary of the Borrower and assumes by an agreement supplemental to the Guarantee Agreement and in form and substance satisfactory to the Administrative Agent the obligations of the Guarantor thereunder after which time such successor shall be a Guarantor for all purposes hereof and the other Loan Documents; and

          (C) in any such case referred to in clause (5) above, either (x) immediately after giving effect to each such issuance, the Borrower and the Guarantors would hold property and assets (excluding the Unowned Percentage of the property and assets of each Guarantor) constituting not less than a Material Portion of the property and assets of the Borrower and the Guarantors, taken as a whole, immediately before giving effect to such issuance; for purposes of this paragraph (C), "Unowned Percentage" means, with respect to a Guarantor, the greater of (a) that percentage of the outstanding Voting Stock thereof that is not owned by the Borrower or another Guarantor, and (b) that percentage of the economic interests in such Guarantor represented by all of the capital stock thereof that is not owned by the Borrower or another Guarantor, or (y) the Person to whom such capital stock is issued is a direct wholly-owned Domestic Subsidiary of the Borrower and assumes by an agreement supplemental to the Guarantee Agreement and in form and substance satisfactory to the Administrative Agent the obligations of the Guarantor thereunder after which time such successor shall be a Guarantor for all purposes hereof and the other Loan Documents.

     (b) Upon any consolidation by the Borrower with or merger by the Borrower into any other Corporation or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with Section 5.7, the successor Corporation formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Corporation had been named as the Borrower herein, and thereafter, except in the case of a lease, the predecessor Corporation shall be relieved of all obligations and covenants under this Agreement and the Notes.

     (c) Subject to Section 1.5, the Borrower shall not, nor shall it permit any other Loan Party to, transfer any Principal Property thereof or any capital stock of any Guarantor to any one or more Subsidiaries of the Borrower or such Loan Party, whether now existing or hereafter acquired, other than transfers of any Principal Property from one Loan Party to another Loan Party.

     Section 5.8. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used in violation of applicable law, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America, as such regulations are from time to time in effect and including all official rulings under, and interpretations of, such regulations.

     Section 5.9. Total Debt to Total Capitalization Ratio. On and after the Closing Date, the Total Debt to Total Capitalization Ratio shall not exceed 0.55:1.00 at any time. For purposes of this Section:

          "Total Debt to Total Capitalization Ratio" shall mean, as of any date, the ratio, in each case with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, of (a) Total Debt as of such date to
     (b) the sum of (i) the amount determined under clause (a) of this defined term, plus (ii) the sum of shareholders' equity, plus (iii) deferred income taxes, minus (iv) any noncash income (loss) attributable to interest rate or currency hedging or derivative arrangements, as each may be set forth on the consolidated balance sheet of the Borrower most recently delivered pursuant to Section 5.1(a) or (b), as the case may be; and

          "Total Debt" means without duplication (i) all Debt, (ii) all obligations upon which interest charges are customarily paid, (iii) all obligations under conditional sale or other title retention agreements relating to property acquired, (iv) all obligations in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all Total Debt of others secured by (or for which the holder of such Total Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Borrower or any Consolidated Subsidiary, whether or not the Total Debt secured thereby has been assumed, (vi) all guarantees of Total Debt of others, (vii) all capital lease obligations,
     (viii) all obligations, contingent or otherwise, of the Borrower and its Consolidated Subsidiaries as an account party in respect of letters of credit and letters of guaranty, (ix) all obligations to pay a specified purchase price for goods or services which purchase price is payable whether or not such goods or services are delivered or accepted, (x) all obligations, contingent or otherwise, in respect of bankers' acceptances,
     (xi) all Receivables Facility Attributed Indebtedness of the Borrower and its Consolidated Subsidiaries on the date of determination regardless of its treatment under generally accepted accounting principles, and (xii) to the extent not otherwise included, all net obligations under hedging agreements. The Total Debt of any Person shall include the Total Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Total Debt provide that such Person is not liable therefor. Notwithstanding the foregoing, the Total Debt of any Person shall not include (i) Defeased Debt, and (ii) guarantees of the Cabin Bluff Notes so long as (a) the Borrower or any Domestic Subsidiary thereof received cash in an amount equal to no less than the fair market value of the Cabin Bluff Notes on the date of such receipt, and
     (b) the Borrower has the ability to cause the extinguishment of all liability under any such guarantee by the exercise of any right to "put" the Cabin Bluff Notes to the holder or holders of the indebtedness so guaranteed.

     Section 5.10. Amendment to Documents. The Borrower shall not, nor shall it permit any other Loan Party to, amend, supplement or otherwise modify the Merger Agreement as in effect on and as of the date hereof, other than in connection with any such amendment, supplement or modification thereto that would not materially and adversely affect the interests of the Banks under the Loan Documents.

     Section 5.11. Incorporation by Reference. Sections 5.5, 5.6, 5.7 and 5.9 of the Westvaco Credit Agreement, Sections 6.10 through and including 6.15 of the Mead 364-Day Credit Agreement and Sections 6.10 through and including 6.15 of the Mead 5-Year Credit Agreement are hereby incorporated by reference herein (collectively, the "Incorporated Covenants"); provided that the transactions contemplated by the Merger Agreement as in effect on the date hereof shall be deemed not to violate any such Incorporated Covenants.

                                   ARTICLE 6.
                                    DEFAULTS

     Section 6.1. Events of Default. If one or more of the following events (each of the foregoing an "Event of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of or interest on any Money Market Loan, or shall fail to pay within five days of the due date thereof any principal of or interest on any Committed Loan, any fees or any other amount payable hereunder;

     (b) any Loan Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) above) for 60 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (c) any representation, warranty, certification or statement made by any Loan Party in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

     (d) subject to Section 1.5, any Loan Party or any Domestic Subsidiary thereof shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

     (e) (i) an "Event of Default" under, and as such term is defined in, the Other Credit Agreement shall have occurred and be continuing, and such Event of Default results in the acceleration of the maturity of the notes thereunder or enables the lenders thereunder or the administrative agent thereunder to accelerate the maturity thereof, or (ii) subject to Section 1.5, any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (f) any Loan Party or any Domestic Subsidiary thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or analogous action to authorize any of the foregoing;

     (g) an involuntary case or other proceeding shall be commenced against any Loan Party or any Domestic Subsidiary thereof seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any Loan Party or any Domestic Subsidiary thereof under the federal bankruptcy laws as now or hereafter in effect;

     (h) subject to Section 1.5, on or after the Closing Date, any member of an ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of an ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of any ERISA Group to incur a current payment obligation in excess of $75,000,000;

     (i) subject to Section 1.5, one or more judgments or orders for the payment of money in excess of $75,000,000 in the aggregate shall be rendered against any one or more of the Loan Parties or any one or more Domestic Subsidiaries thereof and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

     (j) prior to and until the Closing Date, but in all cases subject to the last sentence of Section 1.4, one or more of the Incorporated Defaults shall have occurred and be continuing; or

     (k) the Guarantee Agreement shall cease, for any reason, to be in full force and effect (other than pursuant to the terms and provisions of the Guarantee Agreement), or any Guarantor shall so assert in writing or shall disavow any of its obligations thereunder;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding

Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower or any Guarantor constituting a Significant Subsidiary, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.2. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7.
                                   THE AGENTS

     Section 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.2. Agents and Affiliates. The Bank of New York shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and The Bank of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Loan Party or any Subsidiary or affiliate thereof as if it were not an Agent hereunder.

     Section 7.3. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except in the case of the Administrative Agent as expressly provided in
Article 6.

     Section 7.4. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.5. Liability of Agents. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Loan Party; (iii) the satisfaction of any condition specified in Article 3, except in the case of the Administrative Agent receipt of notice required to be given to such Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in the Loan Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by the Borrower or any other Loan Party) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by such Agent thereunder.

     Section 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

     Section 7.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.9. Syndication Agent, Documentation Agents, Managing Agents and Co-Agents. Nothing, in this Agreement shall impose upon the Syndication Agent, in such capacity, the Documentation Agents, in such capacity, the Managing Agents, in such capacity, or the Co-Agents, in such capacity, any duties or obligations whatsoever.

                                   ARTICLE 8.
                             CHANGE IN CIRCUMSTANCES

     Section 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period (and Required Banks have not advised the Administrative Agent in writing to the contrary), or

     (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding or principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     Section 8.3. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative

Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has of would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth a calculation in reasonable detail of the additional amount or amounts to be paid to it hereunder shall be conclusive if prepared in good faith and on a reasonable basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.3, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing on the date on which such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which such Bank did not know that such amount would arise or accrue because of the retroactive application of such statute, regulation or other basis.

     Section 8.4. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

     Section 8.5. Substitution or Removal of Bank. If any Bank has demanded compensation under Section 8.3, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank. If any Bank becomes a Non-Consenting Bank, then the Borrower, at its sole expense (including the fees referred to in Section 9.6(b)) and effort or, shall have the right, within 45 days of the date such Bank became a Non-Consenting Bank (a) to seek a substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank, or (b) provided that no Default shall have occurred and be continuing, to remove such Bank as a "Bank" pursuant to this Section; provided that (i) if such Bank is a "Bank" under and as defined in the Other Credit Agreement, the Borrower must replace or remove such Bank as a "Bank" from the Other Credit Agreement pursuant to the terms of Section 8.5 thereof simultaneously with the replacement or removal of such Bank hereunder, and (ii) after giving effect to each removal of a Non-Consenting Bank, the sum of (A) a fraction (expressed as a percentage), the numerator of which is the Commitment of such Non-Consenting Bank, and the denominator of which is the sum of the aggregate Commitments existing at the time immediately prior to the removal of such Non-Consenting Bank, plus (B) with respect to each other Non-Consenting Lender removed in accordance with this Section since the Effective Date, the percentage calculated with respect thereto under the immediately preceding clause (A) at the time of the removal of such prior Non-Consenting Lender, shall not exceed 15%. A Non-Consenting Bank that has been duly selected by the Borrower to be removed shall be removed as a "Bank" effective upon (i) the delivery to the Administrative Agent and such Non-Consenting Bank of a written notice to such effect, (ii) the payment to the Administrative Agent, for the account of such Bank, of all outstanding principal of, and accrued interest on, such Bank's Loans and all accrued fees owing to such Bank hereunder, (iii) the payment to such Non-Consenting Bank of all other sums then due and payable thereto (including, without limitation, any sums that would be due to such Non-Consenting Bank under Article 8), and (iv) the simultaneous replacement or removal of such Bank as a "Bank" under and as defined in the Other Credit Agreement, at which time the Commitment of such Non-Consenting Bank shall automatically terminate and such Non-Consenting Bank shall no longer be a "Bank" under the Loan Documents (but shall continue to be entitled to the benefits of Sections 2.13, 8.3 and 9.3). In the event that (x) the Borrower or the Administrative Agent has requested the Banks to consent to a departure from or waiver of any provisions of the Loan Documents or agree to any amendment thereto and (y) Required Banks have agreed to such consent, waiver or amendment, then any Bank that does not agree to such consent, waiver or amendment (whether affirmatively or by failure to respond within five Domestic Business Days of a request therefor) shall be deemed a "Non-Consenting Bank".

                                   ARTICLE 9.
                                  MISCELLANEOUS

     Section 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective when received at the address specified in this Section.

     Section 9.2. No Waivers. No failure or delay by any Agent or Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.3. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agents, including fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of each Loan Document, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by any Agent or Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

     (b) The Borrower agrees to indemnify each Bank and its respective Affiliates and the respective directors, officers, employees, agents and advisors of such Bank and such Bank's Affiliates (each of the foregoing being an "Indemnified Person") and hold each Indemnified Person harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnified Person (or by any Agent (together with its officers, directors, employees, agents and advisors and Affiliates) in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Person shall be designated a party thereto) relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnified Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct.

     Section 9.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it (other than in the circumstances contemplated by Section 8.5) which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.5. Amendments and Waivers. Any provision of the Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall (i) increase the Commitment of any Bank without the written consent of such Bank, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder without the written consent of each Bank affected thereby, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the written consent of each Bank affected thereby, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement without the written consent of each Bank, (v) change any provision hereof in any manner that would alter the pro rata sharing of payments required by this Agreement or the Note without the written consent of each Bank, (vi) release any Guarantor from its guarantee obligations under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement and except in connection with the merger, consolidation or transfer of all or substantially all of the assets of such Guarantor into a Loan Party as permitted under Section 5.7(a)) without the written consent of each Bank, (vii) waive any condition set forth in Section 3.1 or Section 3.2 without the written consent of each Bank, or (viii) change any provision of this Section without the written consent of each Bank.

     Section 9.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks; and provided further that except as contemplated by sub-sections (b), (e) and (f) of this Section 9.6, by Section 9.4 and by the definition of Applicable Lending Office, no Bank may assign, grant participations in or otherwise transfer any of its rights or obligations under this Agreement.

     (b) Any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Bank or an Eligible Affiliate, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Bank or an Eligible Affiliate or an assignment of the entire remaining amount of the assigning Bank's Commitment, or unless the Borrower and the Administrative Agent shall otherwise consent, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $1,000,000, and (B) when aggregated with the amount, if any, of the "Commitment" (under and as defined in the Other Credit Agreement) of the assigning Bank being assigned substantially simultaneously therewith, $10,000,000, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further, that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under the Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under the Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 8.3, and 9.3). Any assignment or transfer by a Bank of rights or obligations under the Agreement that does not comply with this paragraph or paragraph (f) shall be treated for purposes of the Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (e) of this Section. For purposes of this Section 9.6(b), "Eligible Affiliate" means, with respect to any Bank, any Affiliate hereof that has combined capital and surplus of at least $250,000,000.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance and each notice of removal of a Bank under Section 8.5 delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower and each Bank and the Administrative Agent may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank and the Administrative Agent, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. Upon the effectiveness of any removal of a Bank pursuant to Section 8.5, the Administrative Agent shall record the relevant information in the Register. No assignment shall be effective, and no removal of Bank shall be effective, for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i) through (viii) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest.

     (f) Any Bank may at any time assign as collateral security all or any portion of its rights under this Agreement and its Note, including without limitation to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (g) No Participant in any Bank's Loans shall be entitled to receive any greater payment under Section 8.3 than such Bank would have been entitled to receive.

     Section 9.7. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.8. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

     Section 9.9. Jurisdiction; Consent to Service of Process

     (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Bank may otherwise have to bring any action or proceeding relating to the Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 9.10. Jury Trial

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             MW HOLDING CORPORATION


                             By: /s/                  *
                                 -----------------------------------------------


                             Prior to the Initial Transactions:
                             ---------------------------------

                             Address:     Mead World Headquarters
                                          Courthouse Plaza, N.E.
                                          Dayton, Ohio  45463
                             Facsimile:   (937) 228-5555

                             On and after the
Initial Transactions:

                             Address:     One High Ridge Park
                                          Stamford, Connecticut  06905
                             Facsimile:   (203) 461-7988

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$41,250,000                  THE BANK OF NEW YORK, as a Bank and as
                             the Administrative Agent


                             By: /s/                  *
                                 -----------------------------------------------


                             Address:     One Wall Street, 22nd Floor
                                          New York, New York 10286
                                          Attention: Eliza S. Adams
                             Facsimile:   (212) 635-1480


                                          with a copy to


                             Address:     One Wall Street, 18th Floor
                                          New York, New York 10286
                                          Attention: Steven Gazzillio
                             Facsimile: (212) 635-6365, 6366, or 6367

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$41,250,000                  BANK ONE, NA


                             By: /s/                 *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$39,000,000                  BANK OF AMERICA, N.A.


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$39,000,000                  JP MORGAN CHASE BANK


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$39,000,000                  CITICORP USA, INC.


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$25,000,000                  BARCLAYS BANK PLC


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$25,000,000                  COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES


                             By: /s/                  *
                                 -----------------------------------------------


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$25,000,000                  FLEET NATIONAL BANK


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$25,000,000                  THE BANK OF NOVA SCOTIA


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT


$25,000,000                  WACHOVIA BANK


                             By: /s/                 *
                                 ----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$21,500,000                  SUMITOMO MITSUI BANKING CORPORATION


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$21,500,000                  SUNTRUST BANK


                             By: /s/                  *
                                 ----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                             By: /s/                  *
                                 ---------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  BNP PARIBAS


                             By: /s/                  *
                                 -----------------------------------------------


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  ING (U.S.) CAPITAL LLC


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  MELLON BANK NA


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  NATIONAL CITY BANK


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  THE NORTHERN TRUST COMPANY


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  THE ROYAL BANK OF SCOTLAND PLC


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$15,000,000                  UBS AG, STAMFORD BRANCH


                             By: /s/                  *
                                 -----------------------------------------------


                             By: /s/                  *
                                 -----------------------------------------------

                             MW HOLDING CORPORATION
                           (MEADWESTVACO CORPORATION)
                           FIVE-YEAR CREDIT AGREEMENT

$12,500,000                  FIFTH THIRD BANK


                             By:  /s/                 *
                                 -----------------------------------------------

* denotes execution by an authorized signatory of the respective party.